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                                                                   Exhibit 23.3

                       [Letterhead of Mayer, Brown & Platt]


                                              November 29, 1999

Peninsula Gaming Company, LLC
Peninsula Gaming Corp.
3rd Street Ice Harbor
P.O. Box 1750
Dubuque, Iowa 52004-1683

                  Re:   PENINSULA GAMING COMPANY, LLC
                        PENINSULA GAMING CORP.
                        12 1/4% Senior Secured Notes Due 2006
                        -------------------------------------

Ladies and Gentlemen:

         Reference is hereby made to our legal opinion, dated July 15, 1999, delivered to the Company and Jefferies & Co., Inc., as initial purchaser, in connection with the Company's issuance of $71,000,000 aggregate principle amount of its 12 1/4% Senior Secured Notes due 2006 (the "Notes").

         We hereby consent to the filing of such opinion as an exhibit to the Company's Registration Statement (No. 333-88829) on Form S-4, as amended, in connection with the Company's exchange offer relating to the Notes and to the use of our name under the heading "SPECIFIC FEDERAL INCOME TAX CONSIDERATIONS -- U.S. Federal Tax Characterization of the Notes and PGCL" in the prospectus contained therein.

                                             Very truly yours,
                                             /s/ Mayer, Brown & Platt